As filed with the Securities and Exchange Commission on July 17, 2023

Registration No. 333-272889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Datasea Inc.

(Exact name of registrant as specified in its Charter)

Nevada	45-2019013
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road

Technological Development Zone, Beijing, People’s Republic of China 100176

+86 10-56145240
(Address of principal executive offices, including zip code, and telephone number, including area code)

Zhixin Liu, President and Chief Executive Officer

20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road

Technological Development Zone, Beijing, People’s Republic of China 100176

+86 10-56145240
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

David B. Manno, Esq.

Huan Lou, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement, or the Registration Statement, solely to replace our registration statement on Form S-3 (File No. 333-239183), filed with the Securities and Exchange Commission, or SEC, on June 15, 2020, that is scheduled to expire on June 25, 2023 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended. In accordance with Rule 415(a)(6), effectiveness of this Registration Statement will be deemed to terminate our previously filed registration statement on Form S-3 (File No. 333-239183).

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 17, 2023

PROSPECTUS

$90,583,574

Datasea Inc.

Common Stock

Debt Securities

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, debt securities, warrants or a combination of these securities, or units, for an aggregate initial offering price of up to $90,583,574. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Inc. and its subsidiaries, and references to “Datasea” refers to Datasea Inc., our Nevada holding company.

Datasea’s common stock is listed on the Nasdaq Capital Market and traded under the symbol “DTSS.” On June 20, 2023, the closing price of Datasea’s common stock was $0.98 per share. The total aggregate market value of all of Datasea’s outstanding common stock is approximately $27,228,450, and the aggregate market value of Datasea’s outstanding common stock held by non-affiliates is approximately $11,036,778, based on 27,784,133 total shares of outstanding common stock as of June 20, 2023, of which 11,262,018 shares are held by non-affiliates,16,522,115 shares are held by affiliates, and a per share price of $0.98. Pursuant to General Instruction I.B.6 of Form S-3, in no event will Datasea sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of Datasea’s common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of Datasea’s common stock held by non-affiliates is less than $75,000,000. Datasea has not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Datasea Inc. (“Datasea”) is not a Chinese operating company but a Nevada holding company with operations conducted by our subsidiaries based in China. We currently conduct our business substantially through our variable interest entity, or VIE, Shuhai Information Technology Co., Ltd. (“Shuhai Beijing”), and the VIE’s subsidiaries incorporated in China. This structure involves unique risks to investors. The contractual arrangements through which we control our VIE have also not been tested in the courts of the PRC and there is substantial uncertainty as to whether they are legally enforceable in the PRC. Such VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and investors may never hold direct equity interests in our Chinese operating subsidiaries. There is a possibility that Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, and this could cause the value of such securities to significantly decline or become worthless. See “About Datasea Inc.— Cautionary Statement Regarding our Variable Interest Entity Structure” and “Risk Factors—Risks Relating to Our Corporate Structure” in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Our business operations are primarily based in China, and our VIE and its subsidiaries are subject to certain legal and operational risks associated with being based in China. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of any overseas public offering, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. It remains highly uncertain the impact of such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and list on an U.S. or other foreign exchange. As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “About Datasea Inc.—Cautionary Statement Regarding Doing Business in China”.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis, and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets. See “About Datasea Inc.— The Holding Foreign Companies Accountable Act”.

Investing in Datasea’s securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 14 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____, 2023

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $90,583,574.

We have provided to you in this prospectus a general description of the securities Datasea may offer. Each time Datasea sells securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Datasea Inc. and its subsidiaries, and references to “Datasea” refers to Datasea Inc., our Nevada holding company.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

ABOUT DATASEA INC.

Our Company

Datasea Inc. (“Datasea,” and together with its subsidiaries and VIE, as defined below, collectively, the “Company” or “We” or “Us” or “Our”) is a leading provider of products, services, and solutions for enterprise and retail customers in three converging and innovative industries: 5G messaging, acoustic intelligence, and smart city technology. The Company possesses proprietary and cutting-edge technologies that build a solid foundation to design, develop and supply a broad range of solutions in each industry.

Datasea’s vision is to become a global leader in Digital Intelligent Technology, to innovate and provide advanced technology to a broad client base, and within a decade, to evolve into a multinational company with a U.S. entity as the core of its business operations.

Datasea Inc. was incorporated in Nevada on September 26, 2014 and is a holding company with no material operations of its own. Datasea conducts a substantial majority of its operations through operating entities established in the People’s Republic of China, or the PRC, primarily through a variable interest entity (“VIE”), Shuhai Information Technology Co., Ltd. (“Shuhai Beijing”). The VIE holds eight subsidiaries to explore business opportunities.

Datasea does not have any equity ownership of the VIE, but instead Datasea controls and receives the economic benefits of the VIE’s business operations through certain contractual arrangements. The contractual agreements are not equivalent to equity ownership in the business of the VIE, but instead enable us to consolidate the financial results of the VIE and its subsidiaries with Datasea’s corporate group under U.S. GAAP, making Datasea the primary beneficiary of the VIE for accounting purposes. Such VIE agreements have not been tested in a court of law in the PRC. Datasea’s common stock that is currently listed on the Nasdaq Capital Markets are shares of our Nevada holding company that maintains service agreements with the associated operating companies.

As of March 31, 2023, Shuhai Beijing and its subsidiaries own 29 Patents and 117 Software Copyrights in the PRC.

Business Strategy

Datasea intends to accomplish these objectives by diversifying its product portfolio, improving operating efficiency and accelerating market reach and client acquisition.

Datasea believes sustaining growth and remaining competitive depends on leveraging technological innovation to provide customers with more quality and convenient options. With a combination of comprehensive solutions for hardware and software products, Datasea not only can flexibly meet different needs of customers but also serve customers on a large scale. The Company is committed to staying ahead of emerging market trends, creating diverse revenue resources, and continuously improving its business model.

Meanwhile, Datasea is aware of global environmental issues, and the physical and transitional risks a business will be exposed with the global transition to more sustainable and socially responsible economy. To better assess and manage material ESG risks and impacts on stakeholders, as well as identify opportunities to improve sustainability and stakeholder relations. Datasea decided to adopt an ESG analysis framework to understand and mitigate ESG risks, identify opportunities, and make strategic decisions that support long-term success and resilience.

5G Messaging:

Datasea’s VIE entity, Shuhai Beijing, has subsidiaries, Guohao Century (Beijing) Technology Ltd. (“Guohao Century”) and Hangzhou Shuhai Zhangxun Information Technology Co., Ltd. (“Zhangxun”), that increase and improve how people and businesses communicate, while delivering brands a platform to engage, convert and efficiently nurture buying relationships by leveraging 5G messaging service.

The 5G messaging service is known as RCS (“Rich Communication Suite”) and integrates phones, messages, and contacts. Specifically, this communication suite enables users to enjoy various effective interfaces with integrated messages, including texts, pictures, audio, video and emojis, as well as status, location and other communication capabilities. It has the characteristics of high touch rate, rich media, strong interactivity, convenient service, and high security.

5G technology can create a new message ecosystem in which customers and enterprises can directly and efficiently connect via short messages on mobile phone terminals. When businesses apply 5G messaging to marketing initiatives, faster speeds, better transmission quality, and lower latency create new and improved customer experience.

As a leading service provider in China’s 5G communication field, Datasea has several primary products and services targeting different customers and needs:

1.

5G Message-Marketing Cloud Platform (“5G MMCP”) .

An all-in-one solution for all the communication and marketing needs of merchants and customers from early communication, sales, and later maintenance. The goal is to use data to empower marketing, drive user growth, lead enterprises to achieve digital innovation, and help enterprises create long-term value for customers.

2.

5G Integrated Messaging Marketing Cloud Platform (“5G IMMCP”).

Expands the connection with existing clients through SMS, email, push notifications, WeChat, Applets, and other third-party tools and user management functions. The platform’s converged cloud products provide customers with a comprehensive one-stop service. Among them are AI voice, the ReadyTrust overseas communication service, ReadyTrust+big data (Pink Plus), and other personalized functional services. These products provide more advantageous and valuable support for customers and offer an avenue to add channels or purchase DICT value-added products and services according to the situation.

3.

“Smart Push.”

A new precision marketing solution that integrates 5G technology, big data, and data mining to transform marketing experiences. Because 5G wireless can accurately pinpoint locations, a retailer, when using this integrated solution, can see who is near the store and immediately trigger SMS and video SMS to promote products or services to the nearby customer.

4.

“5G Top Up business.”.

Shuhai Zhangxun is a service provider and supplier of digital products, and the independently developed 5G message call fee traffic recharge supply platform can provide 5G message call fee traffic recharge services and management. This platform enables users to quickly recharge services, making Shuhai Zhangxun a supplier, operator, and contract content provider of high-quality digital products and services.

5.

5G messaging Digital Rural Economic Service Platform

The Datasea 5G messaging Digital Rural Economic Service Platform is an innovative digital tool that has been designed to meet the needs of county market entities in China. This platform utilizes 5G communication messages as the carrier and 5G communication message platforms as the basic capabilities, along with its own 5G communication message application platform, data analytics, AI capabilities, language model platforms, e-commerce platforms, and big data platforms.

The platform includes a 5G communication message operation platform, e-commerce service platform, payment settlement platform, and other products, which have been carefully integrated and extracted to provide commercial application products suitable for the development of county-level digital rural areas. By linking various digital systems through the platform, it achieves functionality under the premise of a unified ID and a service platform based on big data analysis.

Acoustic Intelligence:

Shuhai Beijing and its wholly-owned subsidiary, Shuhai Jingwei (Shenzhen) Information Technology Co., Ltd. (“Shuhai Jingwei”), and Shuhai (Shenzhen) acoustic Effect Technology Co., Ltd. (“Shuhai acoustic Effect”) further demonstrate a vision and ability to stay ahead of emerging trends with cutting-edge acoustic intelligence solutions. Acoustic intelligence is a new field that integrates fundamental acoustic theory with artificial intelligence to gather and process acoustic data and solve problems.

There can be numerous real-world applications with acoustic-intelligence systems. As it aims to introduce this transformative technology and its applications to China and the world, Shuhai Beijing, together with Shuhai Jingwei and Shuhai acoustic Effect, combines artificial intelligence technology and acoustic technology to offer dynamic instead of static products, such as its Ultrasonic Sound Air Disinfection Equipment. Building on Datasea’s advanced acoustic intelligence technology, at present, the Company has developed five models under the brand “Hailijia” and pushed them to the market, including products meant for in-vehicle sterilization and deodorization, restroom sterilization and deodorization, air disinfection, and air disinfection and sterilization meant for locations such as hospitals, airports, logistics warehouses, cold chain transportation, and home care. Moreover, in response to market demand liberalization, during the reporting period, the company launched a new type of zero consumable bathroom dedicated “deodorization and sterilization treasure” product based on sound disinfection human-machine coexistence. It uses ultrasound to kill viruses and bacteria from the source, remove odors, and has a sterilization rate of over 99.9%, suitable for thousands of households and public places.

Datasea’s Ultrasonic Sound Sterilization and Antivirus Equipment are some of the earliest products available worldwide to incorporate innovative ultrasonic disinfection with optics against Covid-19. Leading labs like the Wuhan Institute of Virology have proven this ultrasonic disinfection technology to have 99.83% efficacy in nine seconds against Covid-19 and 99.99% efficacy against Staphylococcus Albus and E-coli.

Effectively using the mechanical effect, thermal effect, cavitation effect and other physical characteristics of ultrasound as well as the superposition of chemical effects, under ultrasound excitation, will cause the coronavirus and microorganisms to vibrate. The amplitude of that vibration will be substantial, producing strains that could break certain parts of the virus, damaging the outer shell and the RNA inside. Eventually, the high-speed movement of the protons in the ultrasound will destroy the formation of microorganisms and effectively kill off harmful bacteria and viruses.

In addition, in response to more market demand, the company also developed “Deep Sleep Treasure” and “non skin contact cosmetology instrument” products during the reporting period and plans to launch them on the market in the near future, actively expanding new products based on acoustic intelligence technology to meet segmented market demands, and continuously expanding the industry guidance of the product matrix.

Digital Smart City

Datasea’s digital smart city platform includes a smart campus, smart community, smart scenic area, and smart security solutions. The smart city is based on the Internet of Things, big data, and AI algorithm platforms and relies on the Datasea big data center, Internet of Things cloud platform, and artificial intelligence cloud platform to create various applications for multiple industries. Through the application of various scenarios in the city and in-depth integration of informatization, multiple factors can be realized and improved, such as:

1.	Industrialization and urbanization

2.	Refined and dynamic management

3.	Effectiveness of urban management

4.	Improved quality of life of citizens

5.	Digital rural areas

Shuhai Beijing and its two subsidiaries, Guozhong Haoze (Beijing) Technology Ltd. (“Guozhong Haoze”) and Heilongjiang Xunrui Technology Co., Ltd (“Xunrui Technology),” are hereafter referred to as the “SCB Operating Entities” as they mainly and collectively focus on the Smart City Business.

History and Background

Datasea was incorporated under the laws of the State of Nevada on September 26, 2014 under the name Rose Rock Inc. On May 27, 2015, Datasea amended its articles of incorporation to change its name to Datasea Inc. Up until October 2015, our primary business activities were providing consulting services to various U.S. companies seeking to do business in China as well as Chinese companies looking to enter the U.S. markets. Nonetheless, Datasea was considered a shell company as defined in Rule 12b-2 under the Securities Act, as we had no or nominal business operations, employees and/or assets.

On May 26, 2015, pursuant to the terms of a stock purchase agreement, Ms. Zhixin Liu purchased 20,000,000 shares (without giving effect to our one-for-three reverse stock split that became effective on May 1, 2018), or 57.14%, of the issued and outstanding shares of our common stock from Mr. Xingzhong Sun, who was our sole officer, director and majority stockholder at the time of the transaction. As part of the transaction, Zhixin Liu was appointed as the Chairman of our Board of Directors (the “Board”).

On October 29, 2015, we entered into a share exchange agreement (the “Exchange Agreement”) with Ms. Zhixin Liu and Mr. Fu Liu, the members (“Members”) of Datasea Skill (HK) Limited (“Shuhai Skill (HK)”), a limited liability company incorporated under the laws of the Hong Kong Special Administrative Region of the PRC, whereby the Members transferred all of their membership interests of Shuhai Skill (HK) to us in exchange for the issuance of an aggregate of 6,666,667 shares of our common stock (the transaction, hereinafter referred to as the “Share Exchange”). Upon consummation of the Share Exchange, Shuhai Skill (HK) and its consolidated subsidiaries, Tianjin Information Sea Information Technology Co., Ltd., a limited liability company incorporated under the laws of the PRC (“Tianjin Information”), became our wholly-owned subsidiary, and Shuhai Beijing, also a limited liability company incorporated under the laws of the PRC, through its existing contractual relationship with Tianjin Information, became our VIE. In addition, Xinzhong Sun resigned from the positions as our director, President, Secretary and Treasurer. Ms. Liu was appointed as our Chairman of the Board, Chief Executive Officer, President, Interim Chief Financial Officer, Treasurer and Secretary and Mr. Liu was appointed as a director. Mr. Liu is the father of Ms. Liu.

As a result of the Share Exchange, we, through our consolidated subsidiaries, are engaged in the business of providing Internet security products, new media advertising, micro-marketing, data analysis services in the PRC. All business operations are conducted through our wholly-owned subsidiary, Tianjin Information, and through Shuhai Beijing, our VIE. Shuhai Beijing is considered to be a VIE because we do not have any direct ownership interest in it, but, as a result of a series of contractual agreements (the “VIE Contractual Agreements”) among Tianjin Information, Shuhai Beijing and its stockholders, we are able to exert effective control over Shuhai Beijing and receive 100% of the net profits or net losses derived from the business operations of Shuhai Beijing. The VIE Contractual Agreements are more fully described below.

On April 12, 2018, our Board of Directors and stockholders approved a one-for-three reverse stock split of our issued and outstanding shares of common stock, which became effective on May 1, 2018, decreasing the number of outstanding shares from 57,511,771 to 19,170,827. Subsequent to the split, the number of our outstanding shares of our common stock increased from to 19,170,827 to 19,170,846 to accommodate certain stockholders’ positions due to rounding elections payable at the beneficial owner level. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this stock split.

VIE Agreements

We have entered into a series of contractual arrangements (“VIE Agreements”) with our VIE as follows:

Operation and Intellectual Property Service Agreement – The Operation and Intellectual Property Service Agreement allows Tianjin Information to manage and operate Shuhai Beijing and collect 100% of their net profits. Under the terms of the Operation and Intellectual Property Service Agreement, Shuhai Beijing entrusts Tianjin Information to manage its operations, manage and control its assets and financial matters, and provide intellectual property services, purchasing management services, marketing management services and inventory management services to Shuhai Beijing. Shuhai Beijing and its stockholders shall not make any decisions nor direct the activities of Shuhai Beijing without Tianjin Information’s consent.

Stockholders’ Voting Rights Entrustment Agreement – Tianjin Information has entered into a stockholders’ voting rights entrustment agreement (the “Entrustment Agreement”) under which Zhixin Liu and Fu Liu (collectively the “Shuhai Beijing Stockholders”) have vested their voting power in Shuhai Beijing to Tianjin Information or its designee(s). The Entrustment Agreement does not have an expiration date, but the parties can agree in writing to terminate the Entrustment Agreement.

Equity Option Agreement – the Shuhai Beijing Stockholders and Tianjin Information entered into an equity option agreement (the “Option Agreement”), pursuant to which the Shuhai Beijing Stockholders have granted Tianjin Information or its designee(s) the irrevocable right and option to acquire all or a portion of Shuhai Beijing Stockholders’ equity interests in Shuhai Beijing for an option price of RMB0.001 for each capital contribution of RMB1.00. Pursuant to the terms of the Option Agreement, Tianjin Information and the Shuhai Beijing Stockholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information under the Option Agreement. Tianjin Information agreed to pay RMB1.00 annually to Shuhai Beijing Stockholders to maintain the option rights. Tianjin Information may terminate the Option Agreement upon prior written notice. The Option Agreement is valid for a period of 10 years from the effective date and renewable at Tianjin Information’s option.

Equity Pledge Agreement – Tianjin Information and the Shuhai Beijing Stockholders entered into an equity pledge agreement on October 27, 2015 (the “Equity Pledge Agreement”). The Equity Pledge Agreement serves to guarantee the performance by Shuhai Beijing of its obligations under the Operation and Intellectual Property Service Agreement and the Option Agreement. Pursuant to the Equity Pledge Agreement, Shuhai Beijing Stockholders have agreed to pledge all of their equity interests in Shuhai Beijing to Tianjin Information. Tianjin Information has the right to collect any and all dividends, bonuses and other forms of investment returns paid on the pledged equity interests during the pledge period. Pursuant to the terms of the Equity Pledge Agreement, the Shuhai Beijing Stockholders have agreed to certain restrictive covenants to safeguard the rights of Tianjin Information. Upon an event of default or certain other agreed events under the Operation and Intellectual Property Service Agreement, the Option Agreement and the Equity Pledge Agreement, Tianjin Information may exercise the right to enforce the pledge.

There are a number of uncertainties regarding the status of the rights of the Nevada holding company with respect to its contractual arrangements with the VIE, its founders and owners, including whether the PRC legal system could limit our ability to enforce these contractual agreements due to uncertainties under Chinese law and jurisdictional limits. Due to PRC legal restrictions on foreign ownership in any internet-related businesses we may explore and operate, we do not have any equity ownership of our VIE, instead we control and receive the economic benefits of our VIE’s business operations through certain contractual arrangements. Our common stock that is currently listed on the Nasdaq Capital Markets are shares of our Nevada holding company that maintains service agreements with the associated operating companies. The Chinese regulatory authorities could disallow our structure, which could result in a material change in our operations and the value of our securities could decline or become worthless.

We believe that our corporate structure and contractual arrangements comply with the current applicable PRC laws and regulations. We also believe that each of the contracts among our wholly-owned PRC subsidiary, our consolidated VIE and its shareholders is valid, binding and enforceable in accordance with its terms. However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Such VIE agreements have not been tested in a court of law in the PRC. Thus, the PRC governmental authorities may take a view contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structure will be adopted or if adopted, what they would provide. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If these regulations change or are interpreted differently in the future and our corporate structure and contractual arrangements are deemed by the relevant regulators that have competent authority, to be illegal, either in whole or in part, we may lose control of our consolidated VIE, which conducts our manufacturing operations, holds significant assets and accounts for significant revenue, and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to our business. Further, if our corporate structure and contractual arrangements are found to be in violation of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such violations, including:

●	revoking our business and operating licenses;

●	levying fines on us;

●	confiscating any of our income that they deem to be obtained through illegal operations;

●	shutting down our services;

●	discontinuing or restricting our operations in China;

●	imposing conditions or requirements with which we may not be able to comply;

●	requiring us to change our corporate structure and contractual arrangements;

●	restricting or prohibiting our use of the proceeds from overseas offering to finance our consolidated VIE’s business and operations; and

●	taking other regulatory or enforcement actions that could be harmful to our business.

Furthermore, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. Occurrence of any of these events could materially and adversely affect our business, financial condition and results of operations and the market price of our common stock. In addition, if the imposition of any of these penalties or requirement to restructure our corporate structure causes us to lose the rights to direct the activities of our consolidated VIE or our right to receive their economic benefits, we would no longer be able to consolidate the financial results of such VIE in our consolidated financial statements, which may cause the value of our securities to significantly decline or even become worthless.

In addition, while we will take every precaution available to effectively enforce the contractual and corporate relationship of the VIE agreements, these contractual arrangements are less effective than direct ownership and that we may incur substantial costs to enforce the terms of the arrangements. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE Agreements, we will rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. As such, the shareholders of VIE may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel us to rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

Corporate Structure

The chart below depicts the corporate structure of our group as of the date of this prospectus.

Zhixin Liu
Fu Liu
Other Holder
37.05%
21.95%
41.00%
Datasea Inc.
(a Nevada corporation)
100%
Shuhai Information Skill(HK) Limited
(a Hong Kong Limited Company)
100%
Tianjin Information Sea Information Technology Co.Ltd.
(a PRC Limited Liability Company)
VIE Contractual Agreements
Shuhai Information Technology Co.Ltd.
(a PRC Limited Liability Company)
1%
99%
1%
99%
Beijing Yiying Business Management Development Center (Limited partnership)
Beijing Yirui Business Management Development Center (Limited partnership)
90.91%
90.91%
100%
100%
100%
99%
9.09%
Guozhong Haoze (Beijing) Technology Co., Ltd. (a PRC Limited Liability Company)
Guozhong Times (Beijing) Technology Co., Ltd. (a PRC Limited Liability Company)
Guohao Century (Beijing) Technology Co., Ltd. (a PRC Limited Liability Company)
Heilongjiang Xunrui Technology Co., Ltd. (a PRC Limited Liability Company)
Shuhai Jingwei (Shenzhen) Information Technology Co., Ltd. (a PRC Limited Liability Company)
Nanjing Shuhai Equity Investment & Fund Management Co., Ltd. (a PRC Limited Liability Company)
9.09%
81%
99%
90%
99%
Hangzhou Shuhai Zhangxun Information Technology Co., Ltd (a PRC Limited Liability Company)
19%
Hangzhou Zhangqi Business Management Partnership (Limited Partnership )
Shuhai (Shenzhen) Acoustic Effect Technology Co., Ltd. (a PRC Limited Liability Company)
10%
Shenzhen Acoustic Effect Management Partnership (Limited Partnership )

Government Regulation; Licenses

Our operating entities’ operations are subject to and affected by PRC laws and regulations. The primary governmental regulation regulating the Internet security equipment industry in the PRC is the Cybersecurity Law, which governs entities providing “critical information infrastructure.” This statute provides basic protections for Internet users, such as not selling individual’s data to other companies without the user’s permission and not knowingly distributing malware. This law at present is only in draft form but is expected to be adopted in the near future. Our wholly owned subsidiaries and our VIE and its subsidiaries are required to have, and each has, a business license issued by the PRC State Administration for Market Regulation and its local counterparts. In addition, major PRC regulations applicable to our products and services and the Internet security industry include Computer Information System Security Specific Product Testing and Sales License Management Method (Ministry of Public Security Order No. 32) (“Order 32”) and Internet Security Protection Technology Measures Provision (Ministry of Public Security Order No. 82) (“Order 82”). Order 32 sets forth the license requirement for Internet security products providers and related approval procedures of license applications. Order 82 specifies certain security measures Internet service providers shall take to ensure Internet security. Providers of ISP connecting service and Internet-based data processing service are within the scope of Order 82. Shuhai Beijing has received the required license under Order 32 and it is currently being renewed.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles. Although we believe that CSRC’s approval is not required for the listing and trading of our common stock on Nasdaq in the context of this offering, we cannot assure you that relevant PRC governmental agencies, including the China Securities regulatory Commission (“CSRC”), would reach the same conclusion as we do. There is a possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

We are also required by the Holding Foreign Companies Accountable Act to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for the Company is not subject to inspection by the PCAOB, our common stock may be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

We believe that (1) as of the date of this prospectus we, our subsidiaries and the VIE and VIE’s subsidiary are not required to obtain permissions from China Securities Regulatory Commission (the “CSRC”) to operate the current business and offer to sell or issue our shares being registered herein to non-Chinese investors, (2) based on that fact that none of Datasea, its subsidiaries, the VIE and VIE’s subsidiary collect, store or process customers’ information, Datasea, its subsidiaries, and the VIE are not required to obtain permissions under the Measures for Cybersecurity Review (2021) from Cyberspace Administration of China (the “CAC”) to operate the current business and offer to sell or issue Datasea’s shares being registered herein to non-Chinese investors. As such, Datasea, its subsidiaries and the VIE believe that (1) we have received all requisite permissions or approvals to operate the business and offer to sell or issue Datasea’s shares to non-Chinese investors and (2) none of Datasea, its subsidiaries or the VIE has been denied such permissions by any PRC authorities. As of the date of this prospectus, we believe that we are not required to obtain any additional material permissions or approvals for our current business operations in China and nor do we need any additional permission or approval to offer, sell or issue our shares being registered herein to non-Chinese investors, other than a filing with the CSRC following any issuance of shares pursuant to this prospectus, but there is no guarantee that the Chinese authorities will not change their policy in future.

Nevertheless, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the July 6, 2021 Opinions, which were made available to the public on July 6, 2021. The July 6, 2021 Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. The CSRC issued the draft of Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies for comments on December 24, 2021. On December 27, 2021, the NDRC and the Ministry of Commerce of the PRC jointly issued the Negative List (2021 Version), which became effective on January 1, 2022. Pursuant to the Negative List (2021 Version), if a company in China engaging in the prohibited business stipulated in the Negative List (2021 Version) seeks an overseas offering and listing, it shall obtain the permission and approval from the competent governmental authorities. The foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, if at all, our business operation, financial condition and business prospect may be adversely and materially affected. Given the current PRC regulatory environment, it is uncertain whether and when Datasea, its subsidiaries or the VIE, will be required to obtain any permission from the PRC government to list on a U.S. stock exchanges in the future, and even when we obtain such permission, whether it will be denied or rescinded. If we (i) inadvertently concluded that any of such permission was not required or (ii) the applicable laws, regulations, or interpretations thereof changed and we were required to obtain such permissions or approvals in the future, Datasea, together with the subsidiary and the VIE, would actively seek such permissions or approvals. In the event that we failed to obtain such required approvals or permissions, it would be likely that Datasea’s securities would not be listed on a U.S. or other foreign exchange or would be delisted from such foreign exchange if already listed.

The Holding Foreign Companies Accountable Act

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law. On September 22, 2021, the PCAOB adopted a final rule implementing the Holding Foreign Companies Accountable Act (“HFCAA”), which became law in December 2020 and prohibits foreign companies from listing their securities on U.S. exchanges if the company has been unavailable for PCAOB inspection or investigation for three consecutive years. In addition, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, reducing the period of time for foreign companies to comply with the PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

Our auditor, an independent registered public accounting firm that issues the audit report incorporated by reference by this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is headquartered in the State of California, and has been inspected by the PCAOB on a regular basis. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely certain named registered public accounting firms headquartered in mainland China of the PRC and Hong Kong.

Our independent registered public accounting firm has been inspected by the PCAOB on a regular basis and as such, it is not subject to the PCAOB Determination Report. Notwithstanding the foregoing, in the future, if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, you may be deprived of the benefits of such inspection which could result in limitation or restriction to our access to the U.S. capital markets and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets.

The recent developments would add uncertainties to any offering and we cannot assure you whether Nasdaq would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

Cash Transfer and Dividend Payment

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. The majority of our and the VIE’s and its subsidiaries’ income is received in RMB and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under our current corporate structure, to fund any cash and financing requirements, Datasea may rely on dividend payments from its subsidiaries. Our WFOE, Tianjin Information, may receive payments from the VIE, Shuhai Beijing, which can then remit payments to Shuhai Information Skill (HK) Limited in accordance with its registration with the Chinese authority under the “Notice of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Financing and in Return Investment via Overseas Special Purpose Companies” of the PRC and pursuant to the terms of the VIE Agreements. In turn, Shuhai Information Skill (HK) Limited may make distribution of such payments directly to Datasea as dividends. Cash dividends, if any, on Datasea’s shares of common stock will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax. As of the date of this prospectus, we have not made any dividends nor distributions to any U.S. investors.

Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (the “SAFE”) by complying with certain procedural requirements. Pursuant to the SAFE Circular 37, Shuhai Beijing is allowed to pay dividends in foreign currencies to WFOE without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC shall comply with certain procedures under the PRC foreign exchange regulations applicable to PRC residents only. Approval from or registration with appropriate PRC government authorities is, however, required where RMB is to be converted into a foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC government may also, at its discretion, restrict access in the future to foreign currencies for Shuhai Beijing’s accounts with little advance notice.

Datasea is a Nevada company which conducts substantially all of its operations in China through its PRC subsidiaries, the VIE and its subsidiaries established in China. Datasea may make loans to the PRC subsidiaries and VIE entities subject to the approval from PRC governmental authorities and limitation of amount, or may make additional capital contributions to subsidiaries and VIE entities in China.

Any loans to the subsidiaries or VIE entities in China are subject to foreign investment under PRC regulations and are subject to foreign exchange loan registrations. For example, loans by us to our wholly foreign-owned subsidiaries or VIE entities in China to finance their activities must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly use for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises). On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and does not violate with the negative list on foreign investment. However, there is some uncertainty as to how SAFE and competent banks will carry this out in practice. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis.

Current PRC regulations permit WFOE to pay dividends to Shuhai Information Skill (HK) Limited only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, in accordance with Article 166 of the PRC Company Law, each of the subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China may further set aside a portion of its after-tax profits as the discretionary common reserve, although the amount to be set aside, if any, is determined at the discretion of such entities board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

None of our VIE and its subsidiaries have issued any dividends or distributions to their respective holding companies, or to any investors as of the date of this prospectus. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. In the future, cash proceeds raised from overseas financing activities, may be transferred by us through our Hong Kong subsidiary, Shuhai Information Skill (HK) Limited to our PRC subsidiary Tianjin Information via capital contribution and shareholder loans, as the case may be. Tianjin Information will then transfer funds to our VIE and its subsidiaries to meet the capital needs of our business operations. Generally, Datasea exerts control over the operations of our VIE, Shuhai Beijing, as well as Shuhai Beijing’s subsidiaries, through the contractual arrangements between Tianjin Information and Shuhai Beijing, and we distribute earnings or settle amounts owed under the VIE Agreements with our VIE in the same manner as we would with a directly held subsidiary.

During each of the fiscal years ended June 30, 2022 and 2021, the only transfer of assets among Datasea Inc. (the US parent company) and its subsidiaries including the VIE was transfers of cash. Datasea Inc. provided cash to its subsidiaries either by way of capital contribution or by way of loan, from the proceeds it received from the financing. In addition, there were some loans obtained by certain Chinese subsidiaries, and those subsidiaries then loaned money to other subsidiaries to meet their working capital needs. The cash was transferred within the organization through the bank wiring. During the fiscal year ended June 30, 2022, Datasea Inc. invested an aggregate of approximately $7.06 million in cash to Shuhai information Skill (HK) Limited (“Shuhai HK”) and $7.07 million was invested to Tianjin Information from Shuhai HK. During the fiscal year ended June 30 2021, Datasea Inc. invested $1,360,000 to Shuhai HK, with the payment being sent to WFOE’s bank account directly, and WFOE’s $1,372,067 cash inflow from financing activities included Datasea Inc.’s investment of $1,360,000, Shuhai HK’s investment to WFOE of $10,689, and WFOE paid an expense of $123 for Shuhai HK, with the remaining difference of $1,501 being attributable to exchange rate difference. Please refer to “Note 2—Summary of Significant Accounting Policies—Condensed Consolidating Cash Flows Information” of our consolidated financial statements for the years ended June 30, 2022 and 2021 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.

Cautionary Statement Regarding our Variable Interest Entity Structure

Datasea is a holding company incorporated in the state of Nevada. As a holding company with no material operations of our own, Datasea conducts operations in China through our variable interest entity, or VIE, Shuhai Beijing”. This is an offering of the shares of common stock of the holding company. You are not investing in Shuhai Beijing, our VIE. Neither Datasea nor its subsidiaries own any share in Shuhai Beijing. Instead, we control and receive the economic benefits of Shuhai Beijing business operation through a series of contractual agreements, or the VIE Agreements. We are subject to certain legal and operational risks associated with being based in China and having a majority of our operations in through the contractual arrangements with our VIE. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The VIE Agreements are designed to provide our wholly-foreign owned entity (“WFOE”), Tianjin Information Sea Information Technology Co., Ltd. (“Tianjin Information”), with the power, rights and obligations equivalent in all material respects to those it would possess as the principal equity holder of Shuhai Beijing, including absolute control rights and the rights to the assets, property and revenue of Shuhai Beijing. As a result of our indirect ownership in the WFOE and the VIE Agreements, we are regarded as the primary beneficiary of our VIE. The VIE structure provides contractual exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies, and that investors may never directly hold equity interests in the Chinese operating entities.

Because of our corporate structure, we are subject to risks due to uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to limitation on foreign ownership of internet technology companies, and regulatory review of oversea listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the VIE Agreements. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. Our VIE Agreements may not be effective in providing control over Shuhai Beijing. We may also be subject to sanctions imposed by PRC regulatory agencies including Chinese Securities Regulatory Commission if we fail to comply with their rules and regulations. If the Chinse regulatory authorities disallow this VIE structure in the future, it will likely result in a material change in our financial performance and our results of operations and/or the value of our common stock, which could cause the value of such securities to significantly decline or become worthless. Additionally, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board recently, our securities may be prohibited from trading if our auditor cannot be fully inspected.

Additionally, we are subject to certain legal and operational risks associated with our VIE’s operations in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our VIE’s operations, significant depreciation of the value of our common stock, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

Cautionary Statement Regarding Doing Business in China

Our business operations are primarily based in China, and our VIE and its subsidiaries are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our VIE and its subsidiaries, completely hinder of our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless. Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The PRC government also initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. On December 28, 2021, the Cyberspace Administration of China, or the CAC, and 12 other relevant PRC government authorities published the amended Cybersecurity Review Measures, which came into effect on February 15, 2022. The final Cybersecurity Review Measures provide that a “network platform operator” that possesses personal information of more than one million users and seeks a listing in a foreign country must apply for a cybersecurity review. Further, the relevant PRC governmental authorities may initiate a cybersecurity review against any company if they determine certain network products, services, or data processing activities of such company affect or may affect national security. As of the date of this prospectus, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. We do not believe that we are subject to: (a) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not possess a large amount of personal information in our business operations, and our business does not involve the collection of data that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry; or (b) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, all of the statements and regulatory actions referenced are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require us, our subsidiaries, our VIE or its subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S.

On February 17, 2023, the China Securities Regulatory Commission, or CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As the Trial Measures were newly published and there is uncertainty with respect to the filing requirements and the implementation, if we are required to submit to the CSRC and complete the filing procedures of any overseas public offering, we cannot be sure that we will be able to complete such filings in a timely manner. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. In addition, changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations may materially and adversely affect our business, financial condition and results of operations.

As a result of the legal and operational risks associated with us being based in and having the majority of our operations in China, such risks could result in a material change in our operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Corporate Information

We were incorporated under the laws of Nevada on September 26, 2014. Our principal executive office is located at 20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone, Beijing China, and our telephone number at that address is (86)10-56145240. Our corporate website is http://www.dataseainc.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Additionally, we are also subject to the following risk factor.

If we fail to comply with the continued listing requirements of NASDAQ, we would face possible delisting, which would result in a limited public market for our shares and make obtaining future debt or equity financing more difficult for us.

As previously reported, on December 9, 2022, Datasea received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying Datasea that, for the preceding 30 consecutive business days, Datasea’s Market Value of Listed Securities (“MVLS”) was below the $35 million minimum requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the “MVLS Requirement”). Therefore, in accordance with Nasdaq Listing Rule 5810(c)(3)(C) (the “Rule”), Datasea was provided 180 calendar days, or until June 7, 2023, to regain compliance with the MVLS Requirement. Subsequently, on June 8, 2023, Datasea received a letter from Nasdaq indicating that Datasea had not regained compliance with the Rule (the “Delisting Notice”), and that accordingly, its securities will be delisted from Nasdaq. Thus, unless Datasea requests an appeal of that determination pursuant to procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of Datasea’s common stock will be suspended at the opening of business on June 20, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove Datasea’s securities from listing and registration on Nasdaq.

On June 14, 2023, Datasea requested an appeal of Nasdaq’s determination and a hearing before the Nasdaq Hearings Panel (the “Panel”). As stated in the Delisting Notice, a hearing request will stay the suspension of Datasea’s securities and the filing of the Form 25-NSE pending the Panel’s decision.

Datasea is considering its available options to resolve the deficiency and regain compliance with the MVLS Requirement within the allotted compliance period, which may include fund-raising activities through the issuance of new shares or securities. If Datasea fails to regain compliance with Nasdaq’s Listing Rules, it could be subject to suspension and delisting proceedings. If Datasea’s securities lose their status on The Nasdaq Capital Market, Datasea’s securities would likely trade in the over-the-counter market. If Datasea’s securities were to trade on the over-the-counter market, selling Datasea’s securities could be more difficult because smaller quantities of securities would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of Datasea may be reduced. In addition, in the event Datasea’s securities are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in Datasea’s securities, further limiting the liquidity of such securities. These factors could result in lower prices and larger spreads in the bid and ask prices for Datasea’s securities. Such delisting from The Nasdaq Capital Market and continued or further declines in Datasea’s share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

 USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for research and development, market development and for general corporate purposes. These may include additions to working capital, repayment of existing indebtedness and acquisitions. If we decide to use the net proceeds of any offering of securities other than as described above, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue 375,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, 27,784,133 shares of common stock were issued and outstanding. Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock. Our common stock is not subject to conversion or redemption and holders of our common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of our company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences, if any, on outstanding preferred stock, are distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time. Each outstanding share of common stock is fully paid and non-assessable.

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Effects of Provisions of Nevada Law

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Quotation

Our common stock is listed on The Nasdaq Capital Market and traded under the symbol “DTSS”.

Transfer Agent

The transfer agent for our common stock is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024, tel: 619-664-4780.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939. We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

●	the title and type of the debt securities;

●	the total principal amount or initial offering price of the debt securities;

●	the date or dates when the principal of the debt securities will be payable;

●	whether we will have the right to extend the stated maturity of the debt securities;

●	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

●	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

●	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

●	the denominations in which any registered debt securities will be issuable;

●	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

●	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

●	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

●	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

●	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

●	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other; or

●	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement. Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities. In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

●	the conversion price or exchange ratio;

●	the conversion or exchange period;

●	whether the conversion or exchange will be mandatory or at the option of the holder or us;

●	provisions for adjustment of the conversion price or exchange ratio; and

●	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

●	the redemption date;

●	the redemption price;

●	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

●	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

●	the place or places of payment;

●	whether the redemption is for a sinking fund; and

●	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

●	default for 30 days in the payment of any interest installment when due and payable;

●	default in the making of any sinking fund payment when due;

●	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

●	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

●	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

○	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become

●	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

●	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

●	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

●	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

●	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

●	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

●	adding additional events of default for the benefit of the holders;

●	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

●	to secure the debt securities;

●	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

●	to evidence and provide for acceptance of a successor trustee; and

●	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

●	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

●	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

●	impair the right to institute suit for enforcement of payments;

●	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

●	modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

●	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

●	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

●	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

●	have become due and payable;

●	will become due and payable at their stated maturity within one year; or

●	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

●	the trustee is a trustee under another indenture under which our securities are outstanding;

●	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

●	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

●	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

●	the trustee is one of our creditors; or

●	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement. We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

●	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

●	any applicable material United States federal income tax considerations;

●	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the designation, amount, currency, denominations and terms of any common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

●	provisions for changes to or adjustments in the exercise price;

●	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

●	information with respect to any book-entry procedures;

●	any antidilution provision of the warrants;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers for resale to the purchasers;

●	directly to purchasers;

●	through agents or dealers to the purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

●	the terms of the offering

●	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

●	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

●	that the securities are being solicited and offered directly to institutional investors or others;

●	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

●	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices at the time of sale; or

●	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

●	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

●	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Sichenzia Ross Ference LLP, New York will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP), independent registered public accountants, upon the authority of said firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov. This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

●	Our Annual Report on Form 10-K for the year ended June 30, 2022 (filed on September 28, 2022);

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2022 (filed on November 14, 2022); December 31, 2022 (filed on February 13, 2023); and March 31, 2023 (filed on May 15, 2023);

●	Our Current Reports on Form 8-K filed on September 30, 2022; November 15, 2022; December 14, 2022; February 16, 2023; May 22, 2023; June 13, 2023; June 15, 2023 and June 20, 2023;

●	Our Preliminary Information Statement on Schedule 14C, filed with the SEC on June 13, 2023;

●	Our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on April 27, 2023; and

●	The description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on December 18, 2018, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Datasea Inc.

Attention: Corporate Secretary

20th Floor, Tower B, Guorui Plaza, 1 Ronghua South Road, Technological Development Zone

Beijing, People’s Republic of China 100176

+86 10-56145240

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the registration fee.

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

SEC registration fee	$(1)
FINRA filing fee	$(1)
Printing fees and expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Miscellaneous fees and expenses	$(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement..

Item 15.	Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense. Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions

Pursuant to our Articles of Incorporation, as amended and Amended and Restate Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, provided, however, that (i) we will not indemnify such person against expenses incurred in connection with an action if he is threatened but does not become a party unless the incurring of such expenses was authorized by the Board of Directors and (ii) we will not indemnify against any amount paid in settlement unless our Board of Directors has consented to such settlement. An officer or director is not entitled to indemnification against costs or expenses incurred in connection with any action, commenced by such person against us or any person who is or was a director, officer, fiduciary, employee or agent of our company unless and to the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits

1.1	Form of Underwriting Agreement+
3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 filed on February 13, 2015)
3.2	First Amendment to Articles of Incorporation, dated May 27, 2015 (incorporated herein by reference to Exhibit 3.1(ii) of the Post-Effective Amendment No. 1 to Form S-1 filed on February 10, 2016)
3.3	Certificate of Change, dated November 12, 2015 (Incorporated herein by reference to Exhibit 3.1 of Form 8-K filed on November 19, 2015)
3.4	Amended and Restated Bylaws, adopted on August 20, 2015 (incorporated herein by reference to Exhibit 3.2(ii) of the Post-Effective Amendment No. 1 to Form S-1 filed on February 10, 2016).
3.5	Certificate of Amendment to Articles of Incorporation of Datasea Inc. (incorporated herein by reference to Exhibit 3.1 of the Form 8-K filed on April 20, 2018)
4.1	Form of Unsubordinated Indenture**
4.2	Form of Subordinated Indenture**
4.3	Form of Warrant Certificate+
4.4	Form of Warrant Agreement+
4.5	Form of Unit Agreement and Certificate+
4.6	Form of Certificate of Designation+
4.7	Form of Preferred Stock Certificate+
4.8	Form of Stock Purchase Agreement+
5.1	Opinion of Sichenzia Ross Ference LLP**
23.1	Consent of Kreit & Chiu CPA LLP (formerly Paris Kreit & Chiu CPA LLP)**
23.2	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously included on signature page)
25.1	Form T-1 Statement of Eligibility of Trustee under the Unsubordinated Indenture#
25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture#
107	Filing Fee Table**

*	Filed herewith.

**	Previously filed.

+	As applicable, to be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

#	As applicable, to be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ß 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ß 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than a payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Beijing, China, on July 17, 2023.

DATASEA INC.

By:	/s/ Zhixin Liu
Name:	Zhixin Liu
Title:	Chief Executive Officer

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhixin Liu, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Zhixin Liu	Chairman, President and Chief Executive Officer	July 17, 2023
Zhixin Liu	(Principal Executive Officer)

/s/ *	Chief Financial Officer	July 17, 2023
Mingzhou Sun	(Principal Financial and Accounting Officer)

/s/ *	Director	July 17, 2023
Fu Liu

/s/ *	Independent Director	July 17, 2023
Michael J. Antonoplos

/s/ *	Independent Director	July 17, 2023
Chun Kwok Wong

/s/ *	Independent Director	July 17, 2023
Yan Yang

*	Signed by Zhixin Liu pursuant to the power of attorney signed by each individual and previously filed with this Registration Statement on June 23, 2023.